                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 42 to Registration Statement No. 33-39242 on Form N-1A of American Century
World Mutual Funds, Inc. of our reports dated January 13, 2006, appearing in the respective Annual Reports of International Growth Fund, International Discovery
Fund, Emerging Markets Fund, Global Growth Fund, Life Sciences Fund, Technology
Fund, International Opportunities Fund and International Stock Fund, comprising
American Century World Mutual Funds, Inc. for the year ended November 30, 2005, in the Statement of Additional Information, which is part of this Registration
Statement. We also consent to the reference to us under the caption "Independent
Registered Public Accounting Firm" in such Statement of Additional Information.
We also consent to the reference to us under the caption "Financial Highlights"
in the Prospectuses for International Growth Fund, International Discovery Fund,
Emerging Markets Fund, Global Growth Fund, Life Sciences Fund, Technology Fund,
International Opportunities Fund and International Stock Fund, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP

Kansas City, Missouri
March 28, 2006